UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2025

Tesla, Inc.

(Exact Name of Registrant as Specified in Charter)

Texas	001-34756	91-2197729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Tesla Road

Austin, Texas 78725

(Address of Principal Executive Offices, and Zip Code)

(512) 516-8177

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	TSLA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 15, 2025, following the effectiveness of amendments to the Texas Business Organizations Code and in light of Texas law, the Board of Directors of Tesla, Inc. (“Tesla”) adopted certain amendments to Tesla’s Bylaws (the “Bylaws”) in order to:

(i)	add a new section to provide for a jury trial waiver for “internal entity claims” as defined in the Texas Business Organizations Code;

(ii)	add a new section to adopt an ownership threshold requiring any shareholder or group of shareholders to hold shares of common stock sufficient to meet an ownership threshold of at least 3% of Tesla’s issued and outstanding shares in order to institute or maintain a derivative proceeding; and

(iii)	make technical revisions to clarify the scope of the exclusive forum provision.

The Bylaw amendments, adopted in accordance with Texas law, became effective on May 15, 2025.

The foregoing description is qualified in its entirety by reference to the amended Bylaws filed as Exhibit 3.1 to this Report.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Tesla, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA, INC.

By:	/s/ Brandon Ehrhart
Brandon Ehrhart General Counsel and Corporate Secretary

Date: May 16, 2025